As filed with the Securities and Exchange Commission on March 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4152751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Binney Street

Suite 710

Cambridge, Massachusetts 02142

(617) 949-5200

(Address of Principal Executive Offices)

TCR2 Therapeutics Inc. 2018 Stock Option and Incentive Plan

TCR2 Therapeutics Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plans)

Garry E. Menzel, Ph.D.

President and Chief Executive Officer

TCR2 Therapeutics Inc.

100 Binney Street

Suite 710

Cambridge, Massachusetts 02142

(617) 949-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Stephanie A. Richards, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Margaret Siegel General Counsel TCR[2] Therapeutics Inc. 100 Binney Street Suite 710 Cambridge, Massachusetts 02142 (617) 949-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purposes of registering (i) 1,568,135 shares of common stock, par value $0.0001 per share (“Common Stock”), of TCR2 Therapeutics Inc. (the “Registrant”) that may be issued pursuant to equity awards granted pursuant to the TCR2 Therapeutics Inc. 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”) and (ii) an additional 392,034 shares of Common Stock of the Registrant that may be issued pursuant to the TCR2 Therapeutics Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). The number of shares of Common Stock reserved and available for issuance under the 2018 Plan is subject to an automatic annual increase on each January 1 by an amount equal to up to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2018 Plan). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the 2018 Plan increased by 1,568,135 shares of Common stock. This Registration Statement registers these additional 1,568,135 shares of Common Stock. The additional shares are of the same class as other securities relating to the 2018 Plan for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-229691) on February 14, 2019, on Form S-8 (Registration No. 333-237481) on March 30, 2020, on Form S-8 (Registration No. 333-254354) on March 16, 2021, and on Form S-8 (Registration No. 333-263770) on March 22, 2022, are effective. The information contained in the Registrant’s registration statements on Form S-8 listed above is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits”. The number of shares of Common Stock reserved and available for issuance under the 2018 ESPP is subject to an automatic annual increase on each January 1 by an amount equal to the least of one percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, 500,000 shares of Common Stock or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2018 ESPP). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the 2018 ESPP increased by 392,034 shares of Common Stock. This Registration Statement registers these additional 392,034 shares of Common Stock. The additional shares are of the same class as other securities relating to the 2018 ESPP for which the Registrant’s registration statements filed on Form S-8 (Registration No.  333-229691) on February 14, 2019 and on Form S-8 (Registration No. 333-237481) on March 30, 2020, are effective. The information contained in the Registrant’s registration statements on Form S-8 listed above is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits”.

Item 8.	Exhibits.

See the Exhibit Index on the following page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38811)).

4.2	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38811)).

4.3	Amendment No. 1 to Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on 10-K (File No. 001-38811) filed with the Securities and Exchange Commission on March 16, 2021)

4.4	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated February 28, 2018 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229066)).

4.5	Form of Common Stock certificate of the Registrant (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229066)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1	2018 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229066)).

99.2	Amendment No. 1 to 2018 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38811)).

99.3	2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229066)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on the 23rd day of March 2023.

TCR[2] THERAPEUTICS INC.

By:	/s/ Garry Menzel
Garry Menzel President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Garry Menzel and Eric Sullivan, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Garry Menzel
Garry Menzel	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2023

/s/ Eric Sullivan
Eric Sullivan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2023

/s/ Andrew Allen
Andrew Allen	Director	March 23, 2023

/s/ Ansbert Gadicke
Ansbert Gadicke	Director	March 23, 2023

/s/ Priti Hegde
Priti Hegde	Director	March 23, 2023

/s/ Neil Gibson
Neil Gibson	Director	March 23, 2023

/s/ Axel Hoos
Axel Hoos	Director	March 23, 2023

/s/ Shawn Tomasello
Shawn Tomasello	Director	March 23, 2023

/s/ Stephen Webster
Stephen Webster	Director	March 23, 2023